U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2009

Photonic Products Group, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure

On March 6, 2009, Photonic Products Group, Inc (“PPGI” or the “Company”) announced plans for a combined work-force reduction of 25 employees, at its Northvale, NJ and Sarasota, FL locations.  This represents a total work-force reduction of nearly 24%.  The layoffs are expected to save the Company approximately $1,500,000 annually excluding one-time severance payments of $164,000 with the majority of these expenses being incurred in the first quarter of 2009.  In addition, the Company will pay accrued vacation benefits of around $78,000 to terminated employees.

The Company has undertaken these steps to reduce costs and align PPGI’s workforce while continuing to meet our customers’ needs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 6, 2009
	By:	/s/ William J. Foote

Secretary and Chief Financial Officer